UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AstraZeneca PLC
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge, United Kingdom (Address of principal executive offices)	CB2 0AA (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.300% Notes due 2023	The Nasdaq Stock Market LLC
3.000% Notes due 2051	The Nasdaq Stock Market LLC

AstraZeneca Finance LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-3730535 (I.R.S. Employer Identification No.)

1209 Orange Street Wilmington, Delaware United States of America (Address of principal executive offices)	19801 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.700% Notes due 2024	The Nasdaq Stock Market LLC
1.200% Notes due 2026	The Nasdaq Stock Market LLC
1.750% Notes due 2028	The Nasdaq Stock Market LLC
2.250% Notes due 2031	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

AstraZeneca PLC (“AstraZeneca”) and AstraZeneca Finance LLC (“AstraZeneca Finance” and, together with AstraZeneca, the “Registrants”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated May 25, 2021 (the “Prospectus Supplement”), and the accompanying prospectus, dated May 24, 2021 (the “Prospectus”). The Prospectus Supplement relates to the offering of (i) $1,400,000,000 0.300% Notes due 2023 and $750,000,000 3.000% Notes due 2051 issued by AstraZeneca, and (ii) $1,600,000,000 0.700% Notes due 2024, $1,250,000,000 1.200% Notes due 2026, $1,250,000,000 1.750% Notes due 2028 and $750,000,000 2.250% Notes due 2031 issued by AstraZeneca Finance and fully and unconditionally guaranteed by AstraZeneca. The Prospectus forms a part of the Registrants’ Registration Statement on Form F-3 (File No. 333-256406) filed with the Commission on May 24, 2021. The Prospectus Supplement and the Prospectus are incorporated herein by reference to the extent set forth below.

Item 1. Description of Registrant’s Securities to Be Registered.

Reference is made to the information set forth under the headings “Description of Debt Securities and Guarantees” on pages 14 through 30 and “Certain UK and U.S. Federal Tax Considerations” on pages 35 through 43 of the Prospectus; and to the information set forth under the headings “Description of AstraZeneca PLC Notes” on pages S-19 through S-24, “Description of AstraZeneca Finance Notes” on pages S-25 through S-31 and “Taxation” on page S-32 and S-33 of the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
1.1	Registration Statement on Form F-3, including the Prospectus (incorporated herein by reference to the Registration Statement on Form F-3 filed with the Commission by AstraZeneca PLC and AstraZeneca Finance LLC on May 24, 2021 (File No. 333-256406)).
1.2	Prospectus Supplement (incorporated herein by reference to the prospectus filed with the Commission by AstraZeneca PLC and AstraZeneca Finance LLC on May 27, 2021 pursuant to Rule 424(b2)).
4.1	Indenture, dated as of May 28, 2021, between AstraZeneca PLC, as issuer, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the foreign private issuer report on Form 6-K filed with the Commission by AstraZeneca PLC on May 28, 2021).
4.2	Indenture, dated as of May 28, 2021, among AstraZeneca Finance LLC, as issuer, AstraZeneca PLC, as guarantor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.2 to the foreign private issuer report on Form 6-K filed with the Commission by AstraZeneca PLC on May 28, 2021).
4.3	Officers’ Certificate pursuant to Section 2.08 of the Indenture setting forth the terms of the AstraZeneca securities, including forms of the global notes for the 0.300% Notes due 2023 and the 3.000% Notes due 2051 (incorporated by reference to Exhibit 4.3 to the foreign private issuer report on Form 6-K filed with the Commission by AstraZeneca PLC on May 28, 2021).
4.4	Officers’ Certificate pursuant to Section 2.08 of the Indenture setting forth the terms of the AstraZeneca Finance securities, including forms of the global notes for the 0.700% Notes due 2024, the 1.200% Notes due 2026, the 1.750% Notes due 2028 and the 2.250% Notes due 2031 (incorporated by reference to Exhibit 4.4 to the foreign private issuer report on Form 6-K filed with the Commission by AstraZeneca PLC on May 28, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 1, 2021	AstraZeneca PLC
(Registrant)

	By:	/s/ Jonathan Slade
		Name:	Jonathan Slade
		Title:	Group Treasurer

AstraZeneca Finance LLC
(Registrant)

By:	/s/ David E. White
	Name:	David E. White
	Title:	Director and Treasurer